EXHIBIT 99.1

INGERSOLL-RAND COMPANY LIMITED
Consolidated Income Statement
First Quarter
(In millions except per share amounts)
UNAUDITED

	Three Months
	Ended March 31,

	2003	2002

Revenues	$ 2,198.7	$ 2,017.0

Cost of goods sold	1,689.5	1,530.0

Selling & administrative expenses	343.8	325.9

Restructuring charges	-	10.2

Operating income	165.4	150.9

Interest expense	(50.1)	(59.2)

Other income/(expense)	(6.6)	(9.9)

Earnings before taxes	108.7	81.8

Provision for taxes	15.2	11.3

Earnings from continuing operations	93.5	70.5

Discontinued operations, net of tax	59.7	10.4

Net earnings before cumulative effect
of change in accounting principle	153.2	80.9

Cumulative effect of change in
accounting principle, net of tax	-	(634.5)

Net earnings/(loss)	$ 153.2	$ (553.6)

Basic earnings per share
- Continuing operations	$ 0.55	$ 0.42
- Discontinued operations	0.36	0.06
- Change in accounting principle	-	(3.77)

	$ 0.91	$ (3.29)

Diluted earnings per share
- Continuing operations	$ 0.55	$ 0.42
- Discontinued operations	0.35	0.06
- Change in accounting principle	-	(3.74)

	$ 0.90	$ (3.26)

Average number of common
shares outstanding:
Basic	169.3	168.3
Diluted	170.0	169.6

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION